Exhibit 99.1

FOR IMMEDIATE RELEASE	FOR FURTHER INFORMATION CONTACT:

Michelle D. Esterman
Chief Financial Officer
T: (770) 612-7007
E: Michelle.Esterman@altisource.com
ALTISOURCE ANNOUNCES SHAREHOLDER APPROVAL OF REVERSE STOCK SPLIT AND TREATMENT OF FRACTIONAL SHARES
Shareholders Must Hold Shares in Multiples of Eight by Market Close on May 27, 2025 to Avoid Fractional Share Cash-Out
Luxembourg, May 13, 2025 - Altisource Portfolio Solutions S.A. (“Altisource” or the “Company”) (NASDAQ: ASPS), a leading provider and marketplace for the real estate and mortgage industries, today announced that its shareholders have overwhelmingly approved a reverse stock split (the “Share Consolidation”) at the Company’s Extraordinary General Meeting of Shareholders held on May 13, 2025.
Pursuant to the Share Consolidation, every eight (8) shares of the Company’s common stock will be consolidated into one (1) share of common stock, reducing the total number of outstanding shares from 88,951,925 to approximately 11,118,990. The Share Consolidation is scheduled to become effective on May 28, 2025, subject to the completion of required administrative procedures.
Fractional Share Treatment and Important Deadlines
No fractional shares will be issued in connection with the Share Consolidation. Instead, any fractional shares resulting from the Share Consolidation will be redeemed by the Company for cash at the closing price of the Company’s common stock on May 27, 2025, the last trading day prior to the Share Consolidation effective date.
Shareholders who wish to avoid receiving cash for fractional shares must ensure their holdings are in amounts divisible by eight (8) prior to market close on May 27, 2025. Shareholders holding shares through a bank, broker, or other nominee are encouraged to contact their financial intermediary to determine the best way to adjust their holdings if needed.
Proceeds from the redemption of fractional shares will be distributed to affected shareholders on a pro rata basis and without interest.
About the Share Consolidation
The Share Consolidation is intended to help the Company regain compliance with the Nasdaq Global Select Market’s $1.00 minimum bid price requirement. Additional details regarding the Share Consolidation, including its rationale, effects, and associated risks, are described in the Company’s definitive proxy statement filed with the U.S. Securities and Exchange Commission on March 31, 2025.
Disclaimer
This press release does not constitute an offer to sell or buy, nor the solicitation of an offer to sell or buy, any securities nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law. In particular, this communication is not an offer of securities for sale into the United States or any other jurisdiction. No offer of securities shall be made absent registration under the Securities Act of 1933, as amended, or pursuant to an exemption from, or in a transaction not subject to, such registration requirements.

Forward-Looking Statements
This press release contains forward-looking statements that involve a number of risks and uncertainties. These forward-looking statements include all statements that are not historical fact, including statements relating to the Share Consolidation, its expected effectiveness and timing, its impact on compliance with Nasdaq listing standards, the treatment of fractional shares, and related shareholder actions. These statements may be identified by words such as “will”, “anticipate,” “intend,” “expect,” “may,” “could,” “should,” “would,” “plan,” “estimate,” “seek,” “believe,” “potential” or “continue” or the negative of these terms and comparable terminology. Such statements are based on expectations as to the future and are not statements of historical fact.
Furthermore, forward-looking statements are not guarantees of future performance and involve a number of assumptions, risks, and uncertainties that could cause actual results to differ materially. Important factors that could cause actual results to differ materially from those suggested by the forward-looking statements include, but are not limited to, the risks discussed in Item 1A of Part I “Risk Factors” in our Form 10-K filed with the Securities and Exchange Commission on March 31, 2025, as updated by the information in Item 1A of Part II “Risk Factors” in our subsequently filed quarterly reports on Form 10-Q. We caution you not to place undue reliance on these forward-looking statements, which reflect our view only as of the date of this press release. We are under no obligation (and expressly disclaim any obligation) to update or alter any forward-looking statements contained herein to reflect any change in our expectations with regard thereto or any change in events, conditions, or circumstances on which any such statement is based.
The risks and uncertainties to which forward-looking statements are subject include, but are not limited to, risks related to customer concentration, the timing of the anticipated increase in default-related referrals following the expiration of foreclosure and eviction moratoriums and forbearance programs, and any other delays occasioned by government, investor, or servicer actions, the use and success of our products and services, our ability to retain existing customers and attract new customers and the potential for expansion or changes in our customer relationships, technology disruptions, our compliance with applicable data requirements, our use of third-party vendors and contractors, our ability to effectively manage potential conflicts of interest, macroeconomic and industry-specific conditions, our ability to effectively manage our regulatory and contractual obligations, the adequacy of our financial resources, including our sources of liquidity and ability to repay borrowings and comply with our debt agreements, including the financial and other covenants contained therein, as well as Altisource’s ability to retain key executives or employees, behavior of customers, suppliers and/or competitors, technological developments, governmental regulations, taxes and policies.
We undertake no obligation to update these statements as a result of a change in circumstances, new information, or future events, except as required by law.
About Altisource
Altisource Portfolio Solutions S.A. is an integrated service provider and marketplace for the real estate and mortgage industries. Combining operational excellence with a suite of innovative services and technologies, Altisource helps solve the demands of the ever-changing markets we serve. Additional information is available at www.Altisource.com.
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